Exhibit 99.1

NEWS FROM ARDEN REALTY, INC.
FOR IMMEDIATE RELEASE

CONTACT:	Richard Davis (310) 966-2600

ARDEN REALTY, INC. REPORTS THIRD QUARTER 2003 FFO OF $0.64 PER SHARE

October 28, 2003

Los Angeles, California — Arden Realty, Inc. (NYSE/ARI), a Los Angeles-based office real estate investment trust, today reported Funds From Operations (FFO) for the third quarter of 2003 of $41.9 million or $0.64 per share on a fully diluted basis, compared with FFO of $43.2 million or $0.65 per share on a fully diluted basis for the third quarter of 2002.

Revenues for the third quarter of 2003 were $105.0 million compared with $99.6 million for the third quarter of 2002. Net income for the third quarter of 2003 was $10.5 million or $0.16 per share on a fully diluted basis compared with $15.1 million or $0.23 per share on a fully diluted basis for the third quarter of 2002.

Overall portfolio occupancy stood at 89.9% at the end of the third quarter 2003 versus 89.5% at the end of the second quarter 2003 and 89.7% at the end of the third quarter of 2002.

A dividend of $0.505 per share was declared for the third quarter of 2003.

Total debt was approximately $1.34 billion, representing approximately 41.5% of total market capitalization at September 30, 2003.

Arden Realty will host a conference call to discuss third quarter 2003 operating results on October 29, 2003, at 1:00 p.m. Eastern time. A live webcast (listen only mode) of the conference call will be available at this time. A hyperlink to the live webcast will be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com. A replay of the conference call may be heard by calling (800) 642-1687 (U.S.) or (706) 645-9291 (International), access code 3301410, from 3:00 p.m. Eastern time on October 29, 2003 through 3:00 p.m. Eastern time on November 12, 2003. During this period, an on-demand webcast replay of the call will also be available from the Investor Information section of our website at www.ardenrealty.com or at www.companyboardroom.com.

Financial schedules follow. A detailed analysis of the quarter’s results can be obtained by viewing the Supplemental Operating and Financial Data available in the Investor Information section (Financial Reports) of the Company’s website at www.ardenrealty.com, or by calling the Company contact listed above.

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Arden Realty is a self-administered, self-managed REIT which owns, manages, leases, develops, renovates and acquires commercial office properties located in Southern California. As of September 30, 2003, the Company’s portfolio contained 131 properties comprised of 217 buildings and approximately 18.9 million rentable square feet including a development property with approximately 283,000 rentable square feet under lease-up.

Statements made in this press release or during the conference call which are not historical may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Arden Realty believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to various risks and uncertainties that may prevent the Company’s expectations from being achieved. Factors that could cause actual results to differ materially from the Company’s expectations include general and Southern California specific real estate and economic conditions, competition within the industry, the availability and cost of capital for future investments and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K.

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ARDEN REALTY, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2003	2002

	(unaudited)
Assets
Investment in real estate:
Commercial properties	$2,910,798	$2,884,152
Less: accumulated depreciation and amortization	(438,770)	(377,005)

	2,472,028	2,507,147
Properties under development	71,659	65,296
Land available for development	23,701	23,731
Properties held for disposition, net	70,970	145,450

Net investment in real estate	2,638,358	2,741,624
Cash and cash equivalents	18,292	4,063
Restricted cash	23,550	20,498
Rent and other receivables	2,193	2,917
Deferred rent	43,889	43,646
Prepaid financing costs, expenses and other assets, net of amortization	19,506	19,661

Total assets	$2,745,788	$2,832,409

Liabilities and Stockholders’ Equity
Mortgage loans payable	$566,912	$570,654
Unsecured lines of credit	150,000	208,587
Unsecured term loan	125,000	125,000
Unsecured senior notes, net of discount	498,350	498,063
Accounts payable and accrued expenses	58,308	55,705
Security deposits	22,144	20,645
Dividends payable	32,427	31,807

Total liabilities	1,453,141	1,510,461
Minority interest	72,726	74,571
Stockholders’ Equity
Common stock	644	631
Additional paid-in capital	1,238,787	1,260,773
Deferred compensation	(15,757)	(11,259)
Accumulated other comprehensive loss	(3,753)	(2,768)

Total stockholders’ equity	1,219,921	1,247,377

Total liabilities and stockholders’ equity	$2,745,788	$2,832,409

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ARDEN REALTY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Nine Months
	Ended		Ended
	September 30,		September 30,

	2003	2002	2003	2002

Revenue:
Revenues from rental operations:
Scheduled cash rents	$89,490	$85,347	$266,733	$251,507
Straight-line rents	131	524	601	3,585
Tenant reimbursements	7,081	5,140	18,279	17,061
Parking, net of expenses	5,659	5,236	16,307	15,386
Other rental operations	2,497	2,813	6,568	5,708

	104,858	99,060	308,488	293,247
Interest and other income	121	524	631	1,576

Total revenue	104,979	99,584	309,119	294,823

Expenses:
Property expenses:
Repairs and maintenance	10,795	9,211	31,529	26,941
Utilities	10,722	10,138	26,557	25,240
Real estate taxes	7,245	7,311	21,621	21,230
Insurance	2,166	2,083	6,286	5,665
Ground rent	326	278	690	616
Property administrative	4,001	3,967	12,689	11,052

Total property expenses	35,255	32,988	99,372	90,744
General and administrative	4,697	3,323	12,574	9,234
Interest	23,953	22,403	70,242	65,384
Depreciation and amortization	30,578	26,368	88,573	79,056

Income from continuing operations before gain and minority interest	10,496	14,502	38,358	50,405
Gain on sale of operating properties	—	—	—	1,273

Income from continuing operations before minority interest	10,496	14,502	38,358	51,678
Minority interest	(1,319)	(1,424)	(4,153)	(4,518)

Income from continuing operations	9,177	13,078	34,205	47,160
Discontinued operations, net of minority interest	1,364	2,035	5,295	6,713
Gain on sale of discontinued properties	—	—	5,382	—

Net income	$10,541	$15,113	$44,882	$53,873

Net income per share:
Basic	$0.17	$0.23	$0.71	$0.84

Diluted	$0.16	$0.23	$0.71	$0.83

Weighted average common shares:
Basic	63,635	64,586	63,296	64,440

Diluted	64,050	64,790	63,516	64,695

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ARDEN REALTY, INC.
CALCULATION OF FUNDS FROM OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Nine Months
	Ended		Ended
	September 30,		September 30,

	2003	2002	2003	2002

Funds From Operations:(1) Net Income	$10,541	$15,113	$44,882	$53,873
Plus - Depreciation and minority interest from discontinued operations	563	1,336	2,491	3,982
Depreciation and amortization of real estate assets	30,578	26,368	88,573	79,056
Minority interest	1,319	1,424	4,153	4,518
Less - Gain on sale of discontinued properties	—	—	(5,382)	—
Gain on sale of operating properties	—	—	—	(1,273)
Income allocated to Preferred Operating Partnership Units	(1,078)	(1,078)	(3,234)	(3,234)

Funds From Operations(2)	$41,923	$43,163	$131,483	$136,922

Per share:
Funds From Operations — Diluted	$0.64	$0.65	$2.02	$2.06

Dividends declared	$0.505	$0.505	$1.515	$1.515

Weighted average shares and Operating Partnership Units outstanding — Diluted	65,740	66,513	65,216	66,452

(1)	We believe that funds from operations, or FFO, is a useful supplemental measure of our operating performance. We compute FFO in accordance with standards established by the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in April 2002. The White Paper defines FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

We believe that FFO, by excluding depreciation costs, the gains or losses from the sale of operating real estate properties and extraordinary items as defined by GAAP, provides an additional perspective on our operating results. However, because these excluded items have real economic effect, FFO is a limited measure of performance.

FFO captures trends in occupancy rates, rental rates and operating costs. FFO excludes depreciation and amortization costs and it does not capture the changes in value in our properties that result from use or changes in market conditions or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. Therefore, its ability to measure performance is limited.

Because FFO excludes significant economic components of net income determined in accordance with GAAP, FFO should be used as an adjunct to net income and not as an alternative to net income. FFO should also not be used as an indicator of our financial performance, or as a substitute for cash flow from operating activities determined in accordance with GAAP or as a measure of our liquidity. FFO is used by investors to compare our performance with other REITs. Other REITs may use different methodologies for calculating FFO and, accordingly, our FFO may not be comparable to other REITs.

(2)	Includes $572,000 and $315,000 in non-cash compensation expense for the three months ended September 30, 2003 and September 30, 2002, respectively and $1.4 million and $875,000 in non-cash compensation expense for the nine months ended September 30, 2003 and September 30, 2002, respectively.

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